Exhibit (e)(10)(iv)

AMENDMENT NO. 3

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC – CLASS IB SHARES

AMENDMENT NO. 3 to the Distribution Agreement (“Amendment No. 3”), dated as of September 29, 2009 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Distribution Agreement, dated as of July 1, 2004, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Removed Portfolios. Effective September 11, 2009 the following Portfolio of the Trust is hereby deleted in its entirety from the Agreement: EQ/Short Duration Bond Portfolio. Effective September 25, 2009 the following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: EQ/Bond Index Portfolio, EQ/Caywood-Scholl High Yield Bond Portfolio, EQ/Government Securities Portfolio and EQ/Long Term Bond Portfolio.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Andrew McMahon
Name:	Steven M. Joenk	Name:	Andrew McMahon
Title:	President	Title:	Chairman

SCHEDULE A

CLASS IB SHARES

All Asset Allocation Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/International Growth Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio